Exhibit 5.1

May 5, 2025

Elite Express Holding Inc.

23046 Avenida De La Carlota, Suite 600

Laguna Hills, CA 92653

Ladies and Gentlemen:

We have acted as counsel to Elite Express Holding Inc. (the “Company”), in connection with the Registration Statement on Form S-1 to be filed with the U.S. Securities and Exchange Commission (the “Commission”), as amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of (i) 4,000,000 shares of Class A common stock, par value $0.000001 per share (the “Primary Shares”), and (ii) up to 600,000 shares of Class A common stock, par value $0.000001 per share, issuable upon the exercise of the underwriters’ over-allotment option granted by the Company (the “Option Shares”), pursuant to an underwriting agreement to be entered into by and between the Company and Dominari Securities LLC, on behalf of itself and as representative to the several underwriters to be named therein (the “Underwriting Agreement”).

In connection with the opinion expressed herein, we have examined and are familiar with the certificate of incorporation and the bylaws of the Company, as each of the same has been amended through the date hereof, and have examined the originals, or copies certified or otherwise identified to our satisfaction, of corporate records, including minute books and resolutions, of the Company. We have also examined the Registration Statement and such statutes and other records, instruments, and documents pertaining thereto that we have deemed necessary to examine for the purposes of this opinion. In our examination, we have assumed the completeness and authenticity of any document submitted to us as an original, the completeness and conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such copies, the genuineness of all signatures, and the legal capacity and mental competence of natural persons. With respect to certain facts, we have considered it appropriate to rely upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Company, without investigation or analysis of any underlying data contained therein. This opinion is limited to our review of General Corporation Law of the State of Delaware as currently in effect, and we express no opinion as to the effect of any other law of the State of Delaware or the laws of any other jurisdiction.

On the basis of and in reliance upon the foregoing, we are of the opinion that:

1.	The Primary Shares and Option Shares registered under the Registration Statement, when and if issued by the Company in the manner described in the Registration Statement (in the form declared effective by the Commission) and duly purchased and paid for, will be legally issued, fully paid, and nonassessable.

This opinion letter speaks only as of the date hereof, and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinion expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this opinion letter may be quoted, circulated, or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm in the Registration Statement under the caption “Legal Matters.” In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/ HUNTER TAUBMAN FISCHER & LI LLC

HUNTER TAUBMAN FISCHER & LI LLC